Exhibit 1.1
1,121,496 SHARES OF COMMON STOCK
GLOBAL SELF STORAGE, INC.
UNDERWRITING AGREEMENT

June 22, 2021
EF HUTTON
division of Benchmark Investments, LLC
as Representative of the several Underwriters named on Schedule I hereto
590 Madison Avenue, 39th Floor
New York, NY 10022

Ladies and Gentlemen:

The undersigned, Global Self Storage, Inc., a company incorporated under the laws of Maryland (the “Company”), hereby confirms its agreement (this “Agreement”) with EF HUTTON, division of Benchmark Investments, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”), and with the other underwriters named on Schedule I hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) on the terms and conditions set forth herein.
It is understood that the Underwriters are to make a public offering of the Shares as soon as the Representative deems it advisable to do so. The Shares are to be initially offered to the public at the public offering price set forth in the Prospectus.
It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Shares and, if any, the Option Shares in accordance with this Agreement.
ARTICLE I.
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Action” shall have the meaning ascribed to such term in Section 3.1(k).
“Applicable Time” means, for purposes of this Agreement, 11:00 p.m., New York City time, on the date hereof.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.
“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.
“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.
“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.
“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Auditor” means RSM US LLP, with offices located at 200 Elm Street, Suite 200, Stamford, CT 06902.
“Company Counsel” means Clifford Chance US LLP, with offices located at 31 West 52nd Street, New York, NY 10019.
“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) the Shares (b) shares of Common Stock or options to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (c) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FINRA” means the Financial Industry Regulatory Authority.
“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).
“General Disclosure Package” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and the documents and pricing information set forth in Schedule II hereto.
“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors, in the form of Exhibit E attached hereto.
“Maryland Counsel” means Venable LLP, with offices located at 750 East Pratt Street, Suite 900, Baltimore, MD 21202.
“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.
“Offering” shall have the meaning ascribed to such term in Section 2.1(c).
“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).
“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.
“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).
“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Preliminary Prospectus” means the preliminary form of the Prospectus dated June 22, 2021 and distributed to prospective purchasers of the Shares and filed with the Commission pursuant to Rule 424(b).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the base prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and filed with the Commission pursuant to Rule 424(b).

“Registration Statement” means a shelf registration statement prepared by the

Company on Form S‑3 (File No. 333‑227879) including a base prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, and includes any Rule 462(b) Registration Statement.
“Representative’s Counsel” means Lucosky Brookman LLP, with offices located at 101 Wood Avenue South, Woodbridge, NJ 08830.
 “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).
“Shares” means, collectively, the Closing Shares and, if any, the Option Shares.
“Subsidiary” means any subsidiary of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).
“Transfer Agent” means American Stock Transfer & Trust Company, with offices located at 6201 15th Avenue, Brooklyn, NY 11219, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE
2.1 Closing.
(a)
Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 1,121,496 shares of Common Stock, and the Underwriters agree to purchase, severally and not jointly, at the Closing, the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereto;

(b)
The aggregate purchase price for the Closing Shares shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The purchase price shall be $5.029 per Closing Share (94% of the per Closing Share public offering price) (the “Share Purchase Price”); and

(c)
On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s portion of the Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Shares and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Representative’s Counsel or such other location as the Company and Representative shall mutually agree. The Shares are to be initially offered to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.
(a)
For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 168,224 shares of Common Stock representing 15% of the Closing Shares (the “Option Shares”).

(b)
In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c)
The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:
(i)
At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the Underwriters;

(ii)
At the Closing Date and each Option Closing Date, if any, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, in form attached hereto as Exhibit A and a legal opinion of Maryland Counsel addressed to the Underwriters, in form attached hereto as Exhibit B;

(iii)
Contemporaneously herewith, a comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative and Representative’s Counsel from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(iv)
On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, in form and substance satisfactory in all respects to the Representative and Representative’s Counsel;

(v)
On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, in form and substance satisfactory in all respects to the Representative and Representative’s Counsel;

(vi)
On the Closing Date and on each Option Closing Date, the duly executed and delivered Chief Financial Officer’s Certificate, in form and substance satisfactory in all respects to the Representative and Representative’s Counsel; and

(vii)	Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.
2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:
(i)
the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;
(iii)	the delivery by the Company of the items set forth in Section 2.3 of this Agreement;
(iv)
the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v)
by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi)	the Closing Shares and the Option Shares have been approved for listing on the Trading Market; and
(vii)
prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package, and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein or in the Registration Statement, the General Disclosure Package, or the Prospectus; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock except as set forth in the Registration Statement, the General Disclosure Package, or the Prospectus; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement, the Preliminary Prospectus, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:
(a)
Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)
Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted except as would not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except as would not have or reasonably be expected to result in a Material Adverse Effect.

(c)
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)
No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filing with the Commission of the Prospectus and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)
Registration Statement. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on December 7, 2018 (the “Effective Date”), for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Prospectus will meet the requirements set forth in Rule 424(b). Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(g)
Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The holder of the Shares will not be subject to personal liability by reason of being such holders. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h)
Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package, and the Prospectus. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.

(i)
SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the General Disclosure Package, and the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The financial statements of the Company included in the Registration Statement, the Disclosure Package, and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The pro forma financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus. The pro forma financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

(j)
Material Changes; Undisclosed Events, Liabilities or Developments Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company’s equity incentive plan and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(k)
Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)
Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.

(m)
Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(n)
Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package, and the Prospectus, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)
Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)
Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package, and the Prospectus, and which the failure to do so would not reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package, and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)
Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)
Sarbanes Oxley; Transactions With Affiliates and Employees. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package, or the Prospectus, that have not been described as required.

(s)
Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(t)
Certain Fees. Except as set forth in the General Disclosure Package or the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(u)
Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)
Registration Rights. Except as set forth in the Registration Statement, the General Disclosure Package, or the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Trading Market. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)
Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the General Disclosure Package and the Prospectus, as of its issue date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. As of the Applicable Time, the General Disclosure Package and the Prospectus, as amended or supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the General Disclosure Package or Prospectus), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the General Disclosure Package or Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the General Disclosure Package or the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(y)
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(z)
Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company , any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(aa)
Accountants. RSM US LLP, which has expressed its opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule filed with the SEC as a part of the Registration Statement, the General Disclosure Package, and the Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board.

(bb)
Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(cc)
Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(dd)
 FINRA Affiliation. All of the information provided to the Representative or to Representative’s Counsel by the Company, and to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, and correct in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or National Association of Securities Dealers, Inc. Conduct Rules is true, complete and correct in all material respects.

(ee)
Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(ff)
Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg)
ERISA. An “Employee Plan” means an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to any provision of Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Except as would not reasonably give rise to a Material Adverse Effect, each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. A “Benefit Arrangement.” means: each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its Subsidiaries; and (iii) covers any officer or director or former officer or director of the Company or any of its Subsidiaries whose compensation must be disclosed under the Rules and Regulations. Except as would not give rise to material liability to the Company or the Underwriters, the Registration Statement, General Disclosure Package, and the Prospectus disclose each Benefit Arrangement if and to the extent required pursuant to the Rules and Regulations. Except as would not reasonably give rise to a Material Adverse Effect, each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein. During the time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.
4.2 Federal Securities Laws.
(a)
Compliance. During the time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will use its efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b)	Filing of Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c)
Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus relating to the Shares is required to be delivered under the Securities Act such number of copies of each Prospectus as the Underwriters may reasonably request and, deliver to the Underwriters two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.
4.4 Effectiveness and Events Requiring Notice to the Underwriters. After the Effective Date, and prior to the earlier of (a) the end of the 45 day period set forth in Section 2.2(c) and (b) the Closing Date or the Option Closing Date, as the case may be, following the full exercise of the Underwriters’ option to purchase Option Shares set forth in Section 2.2, the Company will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package, or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package, or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.
4.5 Reports to the Underwriters; Expenses of the Offering.
(a)
Periodic Reports, etc. For a period of one year from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 8-K prepared and filed by the Company; provided that the Underwriters shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system or otherwise publicly disseminated shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b)
The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Option Shares) with the Commission; (ii) all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (iii) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of Blue Sky counsel); (iv) all reasonable and documented fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Underwriters and the Company mutually agree to designate; (v) the reasonable and documented costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and Prospectuses) as the Representative may reasonably deem necessary; (vi) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (vii) the reasonable and documented fees and expenses of the Company’s accountants; and (viii) a maximum of $50,000 for the Underwriters’ fees and expenses including “road show”, diligence, and reasonable and documented legal fees and disbursements for Representative’s Counsel. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters. Pursuant to the Engagement Agreement, dated April 6, 2021 (“Engagement Agreement”), by and between the Company and the Representative, to the extent that the Representative was paid an advance for fees and expenses (the “Advance”), the Representative hereby acknowledges and agrees that any unused portion of the Advance, actually received by the Representative, will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). For the avoidance of doubt, any amount of payments to or expenses reimbursed by the Company to the Underwriters pursuant to this Agreement shall reduce by the same amount any amounts payable or reimbursable by the Company to the Representative pursuant to the Engagement Agreement or any other agreement entered into between Company and the Representative.

(c)
Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.5(b), on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company from the sale of the Closing Shares by deduction from the proceeds of the Offering contemplated herein.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.
4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, an earnings statement (which need not be audited, but which shall satisfy the provisions of Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning with the first fiscal quarter of the Company commencing after the Execution Date.
4.8 Stabilization. the Company will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
4.9 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters has no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.
4.10 Publicity. By 9:00 a.m. (New York City time) on the date hereof or on the following day if this Agreement is executed after 9:00 a.m. (New York City time), the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release with respect to the Offering nor otherwise make any such public statement with respect to the Offering without the prior consent of the other party, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.11 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option.
4.12 Listing of Common Stock. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Trading Market.
4.13 Subsequent Equity Sales.
(a)
From the date hereof until 45 days follow the date hereof, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b)	Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

ARTICLE V
INDEMNIFICATION

5.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each of its respective directors, officers and employees of such Underwriter and each Person, if any, who controls such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically) (collectively, the “marketing materials”); or (iii) any application or other document or written communication (in this Article V, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case except insofar as such losses, liabilities, claims, damages or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or Prospectus, or any amendment or supplement thereto, any marketing materials or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Shares or in connection with the Registration Statement, the Preliminary Prospectus, or the Prospectus.
5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or Prospectus or any amendment or supplement thereto or any marketing materials, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or Prospectus or any amendment or supplement thereto or in any marketing materials or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package, or Prospectus or any amendment or supplement thereto, any marketing materials or any application, and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Underwriters by the provisions of this Article V. Notwithstanding the provisions of this Section 5.3, each Underwriter shall not be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.
5.3 Procedure. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 5 such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; of the institution of such action and the Indemnifying Person shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Indemnified Person) and payment of actual expenses. Such Indemnified Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel at the expense of the Indemnifying Person shall have been authorized in writing by the Indemnifying Person in connection with the defense of such action, or (ii) the Indemnifying Person shall not have employed counsel to have charge of the defense of such action, or (iii) such or Indemnifying Person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnified Person (in which case the Indemnifying Person shall not have the right to direct the defense of such action on behalf of the Indemnified Person or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Indemnified Person (in addition to local counsel) and/or Person who controls such Indemnified Person shall be borne by such Indemnifying Person. Notwithstanding anything to the contrary contained herein, if any Indemnified Party shall assume the defense of such action as provided above, the Indemnifying Party shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.4 Contribution.
(a)
Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article V makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article V provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article V, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and each Underwriter, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of each Underwriter or the Company, as applicable, and each Person, if any, who controls each Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as each Underwriter or the Company, as applicable. The Underwriters’ obligations to contribute as provided in this Section 5.4 are several and in proportion to their respective underwriting obligation, and not joint.

(b)
Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the contributing party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 5.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VI.
MISCELLANEOUS

6.1 Termination.
(a)
Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft or other calamity which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Shares, or (vii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

(b)
Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable expenses incurred under Section 4.5(d) and to reimburse the Underwriters for the full amount of its reasonable and documented accountable expenses incurred to such date (which shall include, but shall not be limited to, all fees and disbursements of Representative’s Counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Underwriters in conducting its due diligence) up to $50,000 less any advance and amounts previously paid to the Underwriters in reimbursement for such expenses, if any, previously paid to the Underwriters in reimbursement for such expenses pursuant to Section 4.5(d) or otherwise and provided further that any amount to be reimbursed to the Representative pursuant to this Section 6.1(b) for any Representative’s Counsel fees shall not exceed $25,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c)
Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article V shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

6.2 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.
6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Article V, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Shares.
6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
6.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
6.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
6.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

GLOBAL SELF STORAGE, INC.

By: /s/_Thomas O’Malley____________________
Name: Thomas O’Malley
Title: Chief Financial Officer
Address for Notice:

Copy to:

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule I hereto:

EF HUTTON,
division of Benchmark Investments, LLC.
By: /s/ Sam Fleischman______________
Name: Sam Fleischman
Title: Supervisory Principal

Address for Notice:
EF HUTTON,
division of Benchmark Investments, LLC
590 Madison Avenue, 39th Floor
New York, NY 10022

Copy to:

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Purchase Price	Options Shares	Option Share Purchase Price
EF HUTTON division of Benchmark Investments, LLC	919,496	$4,624,145.38	168,224	$845,998.50
R.F. Lafferty & Co.	202,000	$1,015,858.00	0	$0
Total	1,121,496	$5,640,003.38	168,224	$845,998.50

SCHEDULE II

FREE WRITING PROSPECTUSES

None.

Documents and Pricing Information

Public offering price: $5.35 per share
Number of Closing Shares: 1,121,496
Number of Option Shares: 168,224
Underwriting Discounts and Commissions: $0.321 per share
Settlement date: June 25, 2021